Filed Pursuant to Rule 424(b)(7)
Registration No. 333-139013
A filing fee of $974.67, calculated in accordance with Rule 457(r) of the Securities Act of 1933, has been transmitted to the SEC in connection with the offering of common stock by means of this prospectus supplement. A filing fee of $5,110 has previously been paid in connection with the Company’s Registration Statement No. 333-127085. Pursuant to Rule 457(p), such unutilized filing fee is being applied to the filing fee payable in connection with the offering of common stock pursuant to this prospectus supplement.
PROSPECTUS SUPPLEMENT
(To prospectus dated November 30, 2006)
242,780 Shares
 PSYCHIATRIC SOLUTIONS, INC.
Common Stock

     This prospectus supplement relates to the offer and sale of an aggregate of 242,780 shares of our common stock by the selling stockholders listed under the heading “Selling Stockholders.” We issued these shares on January 2, 2007 in a private transaction. We will not receive any proceeds from the sale by the selling stockholders of shares of our common stock.
     Our common stock is traded on the NASDAQ Global Select Market under the symbol “PSYS.” On December 29, 2006, the last reported sales price of our common stock as reported on the NASDAQ Global Select Market was $37.52 per share.
     The selling stockholders identified in this prospectus supplement or their successors, including transferees, pledgees or donees or their successors, may offer the shares from time to time through public or private transactions at market prices prevailing at the time of sale, at a fixed or fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. The timing and amount of any sale are within the sole discretion of the selling stockholders, subject to certain restrictions.
     Investing in our common stock involves risks. See the “Risk Factors” section beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2005, to read about risks that you should consider before buying shares of our common stock.
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The date of this prospectus supplement is January 3, 2007.

Prospectus Supplement
Prospectus

About this Prospectus	3
Special Note Regarding Forward-Looking Statements	3
Risk Factors	4
The Company	4
Selling Stockholders	4
Use of Proceeds	5
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	5
General Description of Securities we May Sell	5
Description of Common Stock	6
Description of Common Stock Warrants	9
Description of Preferred Stock	10
Description of Debt Securities	14
Plan of Distribution	19
Legal Matters	20
Experts	21
Where You Can Find More Information	21
Incorporation of Certain Documents by Reference	21

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the selling stockholders have not, authorized any other person to provide you with any information different from what is contained in this prospectus supplement and the accompanying prospectus. If any one provides you with different or inconsistent information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS SUPPLEMENT
     This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This prospectus supplement provides you with the specific details regarding this offering of common stock and general information about the selling stockholders and also adds to and updates information contained in the accompanying prospectus. The accompanying prospectus provides you with more general information, some of which does not apply to this offering of our common stock. To the extent information in this prospectus supplement is inconsistent with the accompanying prospectus or any of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, you should rely on this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with the additional information described under the heading “Where You Can Find More Information.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     Certain information included or incorporated by reference in this prospectus supplement may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “continue,” “should” and other comparable terms. These forward-looking statements are based on the current plans and expectations of our management and are subject to a number of risks and uncertainties, including those set forth below, which could significantly affect our current plans and expectations and future financial condition and results.
     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Stockholders and investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus supplement and the accompanying prospectus.
     While it is not possible to identify all these factors, we continue to face many risks and uncertainties that could cause actual results to differ from those forward-looking statements, including:
•	our ability to complete the acquisition of Horizon Health Corporation (“Horizon Health”) and to successfully integrate the Horizon Health operations;

•	potential competition that alters or impedes our acquisition strategy by decreasing our ability to acquire additional inpatient facilities on favorable terms;

•	our ability to integrate and improve the operations of acquired inpatient facilities, including the inpatient facilities acquired from Alternative Behavioral Services, Inc.;

•	our ability to maintain favorable and continuing relationships with physicians who use our inpatient facilities;

•	our ability to receive timely additional financing on terms acceptable to us to fund our acquisition strategy and capital expenditure needs;

•	risks inherent to the health care industry, including the impact of changes in regulation and exposure to claims and legal actions by patients and others;

•	reductions in reimbursement rates from federal and various state health care programs or managed care companies;

•	our ability to comply with applicable licensure and accreditation requirements;

•	our ability to retain key employees who are instrumental to our successful operations;

•	fluctuations in the market value of our common stock;

•	our ability to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act;

•	our ability to ensure confidential information is not inappropriately disclosed and that we are in compliance with federal and state health information privacy standards;

•	our ability to comply with federal and state governmental regulation covering health care-related products and services on-line, including the regulation of medical devices and the practice of medicine and pharmacology;

•	our ability to obtain adequate levels of general and professional liability insurance; and

•	those risks and uncertainties described from time to time in our filings with the SEC.
In addition, future trends for pricing, margins, revenues and profitability remain difficult to predict in the industries that we serve.
     We caution you that the factors listed above, as well as the risk factors included or incorporated by reference in this prospectus supplement, may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict such new risk factors, nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statements.

RISK FACTORS
     Investing in our common stock involves a high degree of risk. You should consider carefully each of the following risks and all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2005, before deciding to purchase shares of our common stock. If any of the events described below actually occur, our business, financial condition and operating results could be adversely affected. As a result, the trading price of our common stock could decline, perhaps significantly, and you could lose all or part of your investment.
The price of our common stock may be volatile and this may adversely affect our stockholders.
     The price at which our common stock will trade may be volatile. The stock market has from time to time experienced significant price and volume fluctuations that have affected the market prices of securities, particularly securities of health care companies. The market price of our common stock may be influenced by many factors, including:
•	our operating and financial performance;

•	the depth and liquidity of the market for our common stock;

•	future sales of common stock or the perception that sales could occur;

•	investor perception of our business and our prospects;

•	developments relating to litigation or governmental investigations;

•	changes or proposed changes in health care laws or regulations or enforcement of these laws and regulations or announcements relating to these matters;

•	changes in market conditions in the mental health or behavioral health care industries;

•	timing of acquisitions;

•	ratings by equity analysts and rating agencies; and

•	general economic and stock market conditions.
     In addition, the stock market in general, and the Nasdaq Global Select Market in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of health care provider companies. These broad market and industry factors may materially reduce the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. We may become involved in this type of litigation in the future. Litigation of this type is often expensive to defend and may divert our management’s attention and resources from the operation of our business.
Future sales of our common stock may adversely affect our stock price.
     Sales of a substantial number of our shares of common stock in the public market, or the perception that these sales could occur, could substantially decrease the market price of our common stock. We can make no prediction as to the effect, if any, that future sales of common stock, or the availability of common stock for future sale, will have on the market price of our common stock prevailing from time to time.

Our quarterly operating results may vary in the future and such variations may adversely affect our stock price.
     If our quarterly net revenue and operating results fall below the expectations of securities analysts and investors, the market price of our common stock could fall substantially and prevent investors from reselling their shares of our common stock at or above the price at which they purchased their shares. Operating results vary depending on a number of factors, many of which are outside our control, including:
•	demand for our services;

•	introduction of new competitors;

•	the loss of key personnel;

•	wage and cost pressures;

•	timing and rates of reimbursement;

•	same-facility results;

•	timing of acquisitions;

•	costs related to acquisitions of technologies or businesses; and

•	general economic factors.
As we do not anticipate paying cash dividends in the future, you should not expect any return on your investment except through appreciation, if any, in the value of our common stock.
     You should not rely on an investment in our common stock to provide dividend income, as we do not plan to pay dividends on our common stock in the foreseeable future. Thus, if you are to receive any return on your investment in our common stock, it will likely have to come from the appreciation, if any, in the value of our common stock. The payment of future cash dividends, if any, will be reviewed periodically by our board of directors and will depend upon, among other things, conditions then existing, including our earnings, financial condition and capital requirements, restrictions in financing agreements, business opportunities and conditions and other factors.
Provisions in our certificate of incorporation and bylaws, as well as Delaware law, may hinder a change of control.
     Provisions of our amended and restated certificate of incorporation and amended and restated bylaws, as well as provisions of the Delaware General Corporation Law, could discourage unsolicited proposals to acquire us, even though such proposals may be beneficial to you. These provisions include:
•	classification of our board of directors into three classes;

•	our board’s authorization to issue shares of preferred stock, on terms the board determines in its discretion, without stockholder approval; and

•	provisions of Delaware law that restrict many business combinations.
     We are subject to the provisions of Section 203 of the Delaware General Corporation Law, which could prevent us from engaging in a business combination with a 15% or greater stockholder for a period of three years from the date it acquired such status unless appropriate board or stockholder approvals are obtained.

USE OF PROCEEDS
     We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.
SELLING STOCKHOLDERS
     The following table sets forth information concerning beneficial ownership of our capital stock by the selling stockholders as of December 28, 2006 and after the consummation of this offering. When we refer to the “selling stockholders” in this prospectus supplement, we mean the persons listed in the table below, as well as the donees, transferees, pledgees or others who may later hold the selling stockholders’ interests. The shares of our common stock offered by this prospectus supplement were issued on January 2, 2007 to the selling stockholders in a private placement in connection with our acquisition of Three Rivers Behavioral Health Center. Robert A. Hanner, one of the selling stockholders, entered into an employment agreement with one of our subsidiaries, effective as of January 1, 2007.
     We believe that the beneficial owner has sole voting and investment power over such shares. Unless set forth or incorporated by reference herein, to our knowledge, none of the selling stockholders has, nor within the past three years have any of them had, any position, office or other material relationship with us or any of our predecessors or affiliates.
     The shares offered by this prospectus supplement may be offered from time to time by the selling stockholders. The selling stockholders will receive all of the proceeds from the sale of the shares under this prospectus supplement. The amounts and information set forth below are based upon information provided to us by the selling stockholders or their representatives, as of December 28, 2006, and are accurate to the best of our knowledge. It is possible, however, that the selling stockholders may acquire or dispose of additional shares of our common stock from time to time after the date of this prospectus supplement.
     Information about the selling stockholders may change from time to time. Any changed information will be set forth in prospectus supplements or post-effective amendments if required by applicable law.
     The selling stockholders may not necessarily intend to sell any of the shares identified below. Any selling stockholder may decide to sell only a portion of the shares offered by him or her pursuant to this prospectus supplement or may decide not to sell any of the shares offered by him or her pursuant to this prospectus supplement.
     For information on the procedure for sales by the selling stockholders, read the disclosure under the heading “Plan of Distribution” below.

			Common Stock
		Number of Shares of	Beneficially Owned
	Number of Shares of	Common Stock That	Assuming Completion of
Name of Selling	Common Stock	May Be Sold	This Offering
Stockholder	Beneficially Owned	Pursuant Hereto	Number	Percentage
Arthur Lee Green, III	60,695	60,695	0	0
Robert Anderson Hanner	60,695	60,695	0	0
Sarah Benson Ledbetter	60,695	60,695	0	0
Edward Allen Skeens	60,695	60,695	0	0
     We have confirmed with each selling stockholder that he or she is not a broker-dealer or an affiliate of a broker-dealer.
     Only the selling stockholders may sell the common stock listed above pursuant to this prospectus supplement. Prior to any use of this prospectus supplement in connection with an offering of the shares by any holder not identified above, the prospectus will be supplemented to set forth the name and aggregate number of shares beneficially owned by the selling stockholder intending to sell such shares and the aggregate number of shares to be offered. The prospectus as so supplemented will also disclose whether any selling stockholder selling in connection with such prospectus has held any position or office, or otherwise had a material relationship, with us during the three years prior to the date of the applicable prospectus supplement if such information has not been disclosed herein.
PLAN OF DISTRIBUTION
     The shares are being registered to permit the resale of such securities by the selling stockholders from time to time after the date of this prospectus supplement. We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholders. We will bear the fees and expenses incurred in connection with our obligation to register the resale of the shares of common stock covered by this prospectus supplement. These fees and expenses include registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of our counsel and independent accountants, and blue sky fees and expenses. However, the selling stockholders will be solely responsible for all underwriting discounts and commissions and agent’s commissions, if any. The selling stockholders may offer and sell the shares of our common stock offered hereby from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices.
     Such sales may be effected by a variety of methods, including the following:
•	In market transactions on the Nasdaq Global Select Market;

•	In privately negotiated transactions;

•	Through options, swaps and derivatives;

•	In a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses where the same broker acts as agent for both sides of the transaction);

•	Through broker-dealers, which may act as agents or principals;

•	Directly to one or more purchasers;

•	In short sales or transactions to cover short sales;

•	Through agents; and/or

•	In any combination of the above or by any other legally available means.
     In connection with sales of the shares of common stock, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the offered securities, short and deliver the common stock to close out such short positions, or loan or pledge the common stock to broker-dealers that in turn may sell such securities.
     If a material arrangement with any underwriter, broker, dealer or other agent is entered into for the sale of the shares of common stock covered by this prospectus supplement through a secondary distribution or a purchase by a broker or dealer, or if other material changes are made in the plan of distribution of the shares of common stock covered by this prospectus supplement, a prospectus supplement will be filed, if necessary, under the Securities Act disclosing the material terms and conditions of such arrangement.
     To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares of common stock offered hereby. The selling stockholders may transfer, devise or gift the shares of common stock covered by this prospectus supplement by other means not described in this prospectus supplement.

     The selling stockholders may also sell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule, Section 4(1) of the Securities Act or other applicable exemptions.
     Each selling stockholder may from time to time pledge or grant a security interest in some or all of the shares owned by him or her and, if he or she defaults in the performance of his or her secured obligations, his or her pledgees or secured parties may offer and sell the shares from time to time under this prospectus supplement, or under another supplement to this prospectus under Rule 424(b) or other applicable provision of the Securities Act to include such pledgee, transferee or other successor in interest as a selling stockholder.
     The selling stockholders and any underwriters, broker-dealers or agents participating in the distribution of the shares covered by this prospectus supplement may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares of common stock by the selling stockholders and any commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. If any selling stockholder was deemed to be an underwriter, he or she may be subject to statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.
     We have advised the selling stockholders that they and any other person participating in the distribution may be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of common stock by the selling stockholders and any other relevant person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to the common stock. All of the above may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
     Under the securities laws of certain states, the shares of common stock covered by this prospectus supplement may be sold in those states only through registered or licensed broker-dealers. In addition, in certain states the shares covered by this prospectus supplement may not be sold unless such shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and complied with.
     We have agreed to indemnify the selling stockholders against certain damages, claims, losses, costs, liabilities, expenses or obligations as a result of or arising from any untrue statement of a material fact or any omission of a material fact in connection with the registration statement, of which this prospectus supplement forms a part.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS
FOR NON-U.S. HOLDERS
     The following is a general discussion of the material U.S. federal income and estate tax considerations to a Non-U.S. Holder (defined below) with respect to the ownership and disposition of our common stock as of the date hereof. This summary is generally limited to Non-U.S. Holders who will hold our common stock as capital assets (i.e., generally as investments) and does not deal with special tax situations including those that may apply to particular holders such as tax-exempt organizations, holders subject to the U.S. federal alternative minimum tax, dealers in securities, commodities or foreign currencies, financial institutions or “financial services entities,” grantor trusts, tax deferred accounts, insurance companies, regulated investment companies, controlled foreign corporations, passive foreign investment companies, companies that accumulate earnings to avoid U.S. federal income tax, certain former citizens or former long-term residents of the United States, partnerships or other pass-through entities, and persons who hold our common stock in connection with a “straddle,” “hedging,” “conversion” or other integrated transaction. This discussion does not address the tax consequences arising under any state, local or non-U.S. law or gift tax laws.
     As used herein, a “Non-U.S. Holder” means a beneficial owner of our common stock that is not a U.S. person or a partnership for U.S. federal income tax purposes. For U.S. federal income tax purposes, a U.S. person includes:
•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.
     If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the ownership and disposition of our common stock.
     The U.S. federal income tax considerations set forth below are based upon the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, court decisions, and rulings and pronouncements of the Internal Revenue Service, or the IRS, now in effect, all of which are subject to change. Prospective investors should particularly note that any such change could have retroactive application so as to result in U.S. federal income tax consequences different from those discussed below. No ruling has been or is expected to be sought from the IRS with respect to the matters discussed below, and the IRS would not be precluded from taking contrary positions. As a result, the IRS might not agree with all of the tax characterizations and the tax consequences described below.
     PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS.

Distributions on our Common Stock
     Our Second Amended and Restated Credit Agreement prohibits us from paying dividends on our common stock. In the event, however, that we are able to pay dividends on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s adjusted tax basis in the common stock, but not below zero. Any excess will be treated as capital gain.
     Dividends paid to a Non-U.S. Holder of our common stock will generally be subject to U.S. federal withholding tax at a 30% rate unless (i) such rate is reduced by an applicable income tax treaty and the Non-U.S. Holder provides to us an IRS Form W-8BEN (or applicable successor form) certifying that it is entitled to such treaty benefits or (ii) the dividends are effectively connected with a U.S. trade or business and we receive an IRS Form W-8ECI (or applicable successor form) from a Non-U.S. Holder claiming that the payments are effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business.
     If a Non-U.S. Holder of our common stock is engaged in a trade or business in the United States, and if dividends on the stock are effectively connected with the conduct of such trade or business (or, if certain income tax treaty provisions apply, are attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraph, will generally be subject to regular U.S. federal income tax on dividends in the same manner as if it were a U.S. person. Such a Non-U.S. Holder will be required to provide the withholding agent with a properly executed IRS Form W-8ECI (or applicable successor form) in order to claim an exemption from withholding tax. In addition, if such a Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax on its effectively connected earnings and profits at a 30% rate or a lower rate as may be specified by an applicable income tax treaty.
Gain on Disposition of our Common Stock
     A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale or other disposition of our common stock unless:
•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (or, if certain income tax treaty provisions apply, is attributable to a permanent establishment maintained by such holder in the United States); in these cases the Non-U.S. Holder generally will be taxed on the net gain from the disposition at the regular U.S. federal income tax rates, in the same manner as if it were a U.S. person;

•	the Non-U.S. Holder is a non-resident alien individual, and the individual is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met; in these cases, the Non-U.S. Holder will be subject to a flat 30% tax on its net gain from the disposition; or

•	we are or have been a U.S. Real Property Holding Corporation (“USRPHC”) at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever is shorter. In general, we would be a USPRHC if our interests in United States real property comprised the majority of our assets. Although there can be no assurance, we believe that we are not, nor do we anticipate becoming, a USRPHC. If we become a USRPHC, so long as our common stock continues to be traded regularly on an established securities market, only a Non-U.S. Holder who actually or constructively owns (or owned at any time during the five-year period ending on the date of disposition) more than 5% of our common stock will be subject to U.S. federal income tax on the sale or disposition thereof. There can be no assurance that our common stock will continue to be regularly traded on an established securities market.

U.S. Federal Estate Tax
     Common stock owned or deemed owned by an individual who not a citizen or resident (as defined for U.S. federal estate tax purposes) of the United States at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable United States treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.
Backup Withholding and Information Reporting
     Information returns will be filed annually with the IRS and provided to each Non-U.S. Holder with respect to any distributions on our common stock and the proceeds from their sale or other disposition that are subject to withholding or that are exempt from U.S. withholding tax pursuant to an income tax treaty or other reason. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.
     Under certain circumstances, the Code imposes a backup withholding obligation (currently at the rate of 28%). Dividends generally will be exempt from backup withholding if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or otherwise establishes an exemption. The payment of the proceeds from the disposition of our common stock to or through the U.S. office of any broker, United States or foreign, will be subject to information reporting and possible backup withholding unless the holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of our common stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States, referred to as a U.S. related person. In the case of the payment of the proceeds from the disposition of the common stock to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury regulations require information reporting on the payment unless the broker has documentary evidence in its files that the holder is a Non-U.S. Holder and the broker has no knowledge or reason to know otherwise; but backup withholding is not required unless the broker has actual knowledge that the holder is not a Non-U.S. Holder. Non U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.
     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, if the Non-U.S. Holder provides, on a timely basis, the required information to the IRS.

LEGAL MATTERS
     Certain legal matters in connection with this offering will be passed upon for us by Waller Lansden Dortch & Davis, LLP.
EXPERTS
     The consolidated financial statements of Psychiatric Solutions, Inc. at December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005, appearing in Psychiatric Solutions, Inc.’s Current Report on Form 8-K, filed with the SEC on November 30, 2006, and Psychiatric Solutions, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon included therein, and incorporated herein by reference. Such financial statements and management’s assessment are, and audited financial statements and management’s assessments of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and management’s assessments (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.
     The combined financial statements of Behavioral Healthcare Services at December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, appearing in our Current Report on Form 8-K, filed with the SEC on August 31, 2005, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the ability of Behavioral Healthcare Services to continue as a going concern as described in Note 1 to the combined financial statements), included therein, and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report of Ernst & Young LLP given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549 and at regional offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov.
     This prospectus supplement constitutes part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus supplement omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus supplement but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference facilities maintained by the SEC in Washington, D.C.
     This prospectus supplement and the accompanying prospectus summarize material provisions of contracts and other documents that we refer you to. Since this prospectus supplement and the accompanying prospectus may not contain all the information that you may find important, you should review the full text of those documents. You should rely only on the information contained and incorporated by reference in this prospectus.
     We make available free of charge through our website, which you can find at www.psysolutions.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” the information we file with the SEC, which means:
•	incorporated documents are considered part of this prospectus supplement;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file later with the SEC automatically will update and supersede information contained in this prospectus supplement and the accompanying prospectus.
     We are incorporating by reference the following documents, which we have previously filed with the SEC:
     (1) Combined Financial Statements of Behavioral Healthcare Services as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004 (incorporated by reference to our Current Report on Form 8-K, filed with the SEC on August 31, 2005);
     (2) our Annual Report on Form 10-K for the year ended December 31, 2005;
     (3) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;
     (4) our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006;
     (5) our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006;
     (6) our Current Report on Form 8-K filed with the SEC on February 28, 2006;
     (7) our Current Report on Form 8-K filed with the SEC on March 7, 2006;
     (8) our Current Report on Form 8-K filed with the SEC on May 18, 2006;
     (9) our Current Report on Form 8-K filed with the SEC on May 31, 2006;
     (10) our Current Report on Form 8-K filed with the SEC on October 10, 2006;
     (11) our Current Report on Form 8-K filed with the SEC on October 31, 2006;
     (12) our Current Report on Form 8-K filed with the SEC on November 8, 2006;
     (13) our Current Report on Form 8-K filed with the SEC on November 30, 2006;
     (14) our Current Report on Form 8-K filed with the SEC on December 7, 2006;
     (15) the portions of our Current Report on Form 8-K filed with the SEC on December 21, 2006 that are deemed “filed” with the SEC under the Exchange Act;
     (16) the portions of our Definitive Proxy Statement on Schedule 14A that are deemed “filed” with the SEC under the Exchange Act, filed on April 21, 2006;
     (17) our Registration Statement on Form 10 filed with the SEC on July 31, 1992, including all amendments or reports filed for the purpose of updating the description of our capital stock; and
     (18) any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offerings under this prospectus; provided that this prospectus will not incorporate any information we may furnish to the SEC under Item 2.02 or Item 7.01 of Form 8-K.

     The information incorporated by reference is deemed to be a part of this prospectus supplement, except for information incorporated by reference that is superseded by information contained in this prospectus supplement or any other document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference in this prospectus supplement. Likewise, any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that any statement contained in any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes the statement.
     You can obtain copies of the documents incorporated by reference in this prospectus without charge through our website (www.psysolutions.com) as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC, or by requesting them in writing or by telephone at the following address:
Psychiatric Solutions, Inc.
6640 Carothers Parkway, Suite 500
Franklin, Tennessee 37067
Attention: Investor Relations
(615) 312-5700

Prospectus
Common Stock
Common Stock Warrants
Preferred Stock
Debt Securities

     We may from time to time offer, in one or more series, the following:
•	Shares of common stock;

•	Warrants to purchase shares of common stock;

•	Shares of preferred stock;

•	Debt securities, which may be either senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness; or

•	Any combination of these securities, individually or as units.
     We will offer such securities on terms determined at the time we offer such securities. We may offer our common stock and warrants, preferred stock and debt securities separately or together, in separate classes or series, in amounts, at prices and on terms set forth in an applicable prospectus supplement to this prospectus. In addition, selling stockholders to be named in a prospectus supplement may offer and sell from time to time shares of our common stock in such amounts as set forth in a prospectus supplement. The applicable prospectus supplement will also contain information, where applicable, about certain federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.
     The securities may be sold directly through agents designated from time to time by us, or to or through underwriters or dealers, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, dealers or underwriters. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See “Plan of Distribution.” Our net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement. No securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of such series of securities.
     Our common stock is listed on the Nasdaq Global Select Market under the symbol “PSYS.” On November 29, 2006, the last reported sale price of our common stock was $35.08 per share.

     Investing in these securities involve risks. You should carefully review the discussion under the heading “Risk Factors” on page 4 regarding information included and incorporated by reference in this prospectus and the applicable prospectus supplement.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 30, 2006

     You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell, or a solicitation of an offer to purchase, these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any other documents incorporated by reference is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
     References in this prospectus to “Psychiatric Solutions,” “we,” “us” and “our” refer to Psychiatric Solutions, Inc., a behavioral health care services company incorporated in Delaware, unless the context otherwise requires.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we are registering an unspecified amount of each class of the securities described in this prospectus and we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer and the shares of our common stock that selling stockholders may offer. Each time we sell securities, or register shares of our common stock for resale by selling stockholders, we will file a prospectus supplement that will contain specific information about the terms of that offering. See “Plan of Distribution.” The prospectus supplement may also add, update or change information contained in this prospectus. You should read both the prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     Certain information included or incorporated by reference in this prospectus may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “continue,” “should” and other comparable terms. These forward-looking statements are based on the current plans and expectations of our management and are subject to a number of risks and uncertainties, including those set forth below, which could significantly affect our current plans and expectations and future financial condition and results.
     While it is not possible to identify all these factors, we continue to face many risks and uncertainties that could cause actual results to differ from those forward-looking statements, including:
•	potential competition that alters or impedes our acquisition strategy by decreasing our ability to acquire additional inpatient facilities on favorable terms;

•	our ability to complete the acquisition of Alternative Behavioral Services, Inc. (“ABS”) and to successfully integrate the ABS facilities;

•	our ability to integrate and improve the operations of acquired inpatient facilities (including the ABS inpatient facilities to be acquired);

•	our ability to maintain favorable and continuing relationships with physicians who use our inpatient facilities;

•	our ability to receive timely additional financing on terms acceptable to us to fund our acquisition strategy and capital expenditure needs;

•	risks inherent to the health care industry, including the impact of changes in regulation and exposure to claims and legal actions by patients and others;

•	reductions in reimbursement rates from federal and various state health care programs or managed care companies;

•	our ability to comply with applicable licensure and accreditation requirements;

•	our ability to retain key employees who are instrumental to our successful operations;

•	fluctuations in the market value of our common stock;

•	our ability to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act;

•	our ability to ensure confidential information is not inappropriately disclosed and that we are in compliance with federal and state health information privacy standards;

•	our ability to comply with federal and state governmental regulation covering health care-related products and services on-line, including the regulation of medical devices and the practice of medicine and pharmacology;

•	our ability to obtain adequate levels of general and professional liability insurance; and

•	those risks and uncertainties described from time to time in our filings with the SEC.
In addition, future trends for pricing, margins, revenues and profitability remain difficult to predict in the industries that we serve.
     We caution you that the factors listed above, as well as the risk factors included or incorporated by reference in this prospectus or any prospectus supplement, may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict such new risk factors, nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statements.
     All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise forward-looking statements, which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by applicable securities laws. Stockholders and investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus.
RISK FACTORS
     An investment in our securities involves a high degree of risk. In addition to the other information included and incorporated by reference in this prospectus, you should carefully review the risk factors and other information included and incorporated by reference in the applicable prospectus supplement when determining whether or not to purchase the securities offered under this prospectus and the applicable prospectus supplement.
THE COMPANY
     We are the leading provider of inpatient behavioral health care services in the United States. Through our inpatient division, we operate 64 owned or leased behavioral health care facilities with approximately 6,900 beds in 27 states. In addition, through our inpatient management contract division, we manage behavioral health care units for private third parties. Our address is 840 Crescent Centre Drive, Suite 460, Franklin, Tennessee 37067; our phone number is (615) 312-5700.
SELLING STOCKHOLDERS
     We may register shares of common stock covered by this prospectus for re-offers and resales by any selling stockholders named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of shares of our common stock by any selling stockholders by filing a prospectus supplement with the SEC. We may register these shares to permit selling stockholders to resell their shares when they deem appropriate. Selling stockholders may resell all, a portion or none of their shares at any time and from time to time. Selling stockholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling stockholders may offer shares for sale under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders. We will provide you with a prospectus supplement naming the selling stockholder(s), the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by the selling stockholder(s).
USE OF PROCEEDS
     Unless we indicate otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include, but not be limited to, working capital, capital expenditures, acquisitions, refinancing of indebtedness and repurchases or redemptions of securities.
     We will receive no proceeds from the sale of shares of our common stock by any selling stockholders.
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
     The following table sets forth our consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	Year Ended December 31,					Nine Months Ended
	2001	2002	2003	2004	2005	September 30, 2006
Ratio of earnings to combined fixed charges and preferred stock dividends(1)(2)	1.36x	1.81x	1.48x	2.19x	2.46x	3.28x

(1)	For the purpose of calculating the ratio of earnings to combined fixed charges and preferred stock dividends, earnings are defined as earnings from continuing operations before income taxes plus fixed charges, less preferred stock dividends. Fixed charges are defined as interest expense, plus amortized premiums, discounts and capitalized expenses related to indebtedness, plus an estimate of the interest within rental expense. Preferred stock dividends are divided by 100% minus the effective income tax rate.

(2)	At December 31, 2001, we had 10,497,000 shares of Series A Preferred Stock and 4,975,736 shares of Series B Preferred Stock outstanding. No dividends were paid on Series A or Series B Preferred Stock. During our merger with PMR Corporation, all shares of Series A and Series B Preferred Stock were converted into common stock and, at December 31, 2002, we had no preferred stock outstanding. During 2003, we issued Series A Convertible Preferred Stock that accrued pay-in-kind dividends. During 2004, all shares of Series A Convertible Preferred Stock were converted into common stock and at December 31, 2005 and September 30, 2006 no preferred stock was outstanding.
GENERAL DESCRIPTION OF SECURITIES WE MAY SELL
     We, directly or through agents, dealers or underwriters that we may designate, may offer and sell, from time to time, an unspecified amount of:
•	Shares of our common stock;

•	Warrants to purchase shares of our common stock;

•	Shares of our preferred stock; or

•	Our debt securities, which may be either senior debt securities or subordinated debt securities.
     We may offer and sell these securities either individually or as units consisting of one or more of these securities, each on terms to be determined at the time of the offering. We may issue debt securities and/or preferred stock that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and sale of the offered securities.
DESCRIPTION OF COMMON STOCK
     Our amended and restated certificate of incorporation, as amended, provides that our authorized capital stock consists of 125,000,000 shares of common stock, $0.01 par value, and 1,186,530 shares of preferred stock, $0.01 par value. We describe the preferred stock under the heading “Description of Preferred Stock” below.
     This section summarizes the general terms of our common stock that we may offer. The prospectus supplement relating to the common stock offered will state the number of shares offered, the initial offering price and the market price, dividend information and any other relevant information. The summaries in this section and the prospectus supplement do not describe every aspect of the common stock. When evaluating the common stock, you should also refer to all of the provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and the Delaware General Corporation Law (“DGCL”). Our amended and restated certificate of incorporation, as amended, and our amended and restated bylaws are incorporated by reference in the registration statement.
Terms of Common Stock
     As of November 24, 2006, there were 53,278,670 shares of our common stock issued and outstanding.
     Subject to the rights and preferences specifically granted to our preferred stockholders, if any, our common stockholders are entitled to receive dividends as they may be declared by our board of directors. Our common stockholders do not have fixed or cumulative dividend rights. Upon our liquidation or dissolution, holders of our common stock are entitled to share ratably in all of our assets remaining after payment of our liabilities and payment of any preferential liquidation rights of our preferred stock then outstanding. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Cumulative voting for directors is not permitted. Subject to certain exceptions, removal of any director (or of our entire board of directors), approval of amendments to our amended and restated certificate of incorporation and approval of amendments to our amended and restated bylaws generally require the affirmative vote of the holders of two-thirds of the combined voting power of our then-outstanding shares of capital stock, voting together as a single class. Our amended and restated certificate of incorporation and amended and restated bylaws contain no provision that would require greater than a majority of stockholders to approve mergers, consolidations, sales of a substantial amount of assets, or other similar transactions. Our common stockholders do not have preemptive rights to purchase shares of our common stock. The issued and outstanding shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our common stock are, and any shares of common stock issued will be, upon payment therefor, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to those of the holders of any preferred stock that we may issue in the future.
Anti-Takeover Considerations and Special Provisions of Delaware Law, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws
Delaware Anti-Takeover Law
     We are subject to the provisions of Section 203 of the DGCL, which regulates corporate takeovers. This section prevents Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
•	A stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an interested stockholder);

•	An affiliate of an interested stockholder; or

•	An associate of an interested stockholder,

for three years following the date that the stockholder became an interested stockholder. A “business combination” includes a merger or sale of more than 10% of our assets.
     However, the above provisions of Section 203 do not apply if:
•	Our board of directors approves the transaction that made the stockholder an interested stockholder, prior to the date of that transaction;

•	After the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by our officers and directors; or

•	On or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.
     This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.
Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
     A number of provisions of our amended and restated certificate of incorporation and our amended and restated bylaws concern matters of corporate governance and the rights of our stockholders. Provisions that grant our board of directors the ability to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof may discourage takeover attempts that are not first approved by our board of directors, including takeovers that may be considered by some stockholders to be in their best interests. Certain provisions could delay or impede the removal of incumbent directors even if such removal would be beneficial to our stockholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of stockholders, and could potentially depress the market price of our common stock. Our board of directors believes that these provisions are appropriate to protect our interests and the interests of our stockholders.
     Classified Board of Directors. Our amended and restated certificate of incorporation divides our board of directors into three classes. Moreover, no director may be removed prior to the expiration of his or her term except for cause and upon the vote of at least two-thirds of the combined voting power of the then outstanding shares of our common stock. These provisions in our amended and restated certificate of incorporation may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of our company and may maintain the incumbency of our board of directors because this structure generally increases the difficulty of, or may delay, replacing a majority of the directors.
     Meetings of Stockholders. Our amended and restated bylaws provide that annual meetings of our stockholders may take place at the time and place established by our board of directors. A special meeting of our stockholders may be called at any time by either the chairman of the board, the chief executive officer, the president, or a majority of the board of directors, and the stockholders are entitled to written notice thereof.
     Filling of Board Vacancies. Our amended and restated certificate of incorporation provides that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of our directors then in office, even though that number may be less than a quorum of the board of directors.
     Amendment of the Amended and Restated Certificate of Incorporation. Our amended and restated certificate of incorporation may be amended or repealed by an affirmative vote of at least two-thirds of the combined voting power of the then-outstanding shares of stock entitled to vote on the proposed amendment. In the event a resolution to amend the amended and restated certificate of incorporation is adopted by an affirmative vote of at least 80% of our board of directors, final approval of the amendment only requires an affirmative vote of a majority of the combined voting power then outstanding.
     Amendment of the Amended and Restated Bylaws. Our amended and restated bylaws may be amended or repealed by a majority of our board of directors, subject to the right of stockholders entitled to vote with respect thereto to amend or repeal bylaws adopted by the board of directors. Any amendment or repeal of our amended and restated bylaws by our stockholders shall require the affirmative vote of the holders of at least two-thirds of the voting power of our then-outstanding shares of stock entitled to vote on any proposed amendment or repeal of our amended and restated bylaws.
Limitations on Liability and Indemnification of Officers and Directors
     Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for certain breaches of fiduciary duty as a director to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law, and we may advance expenses to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to certain exceptions. These obligations apply with equal force to any surviving or constituent entities to a merger to which we may be a party. We also carry directors’ and officers’ liability insurance.
     The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breaches of their fiduciary duty. They may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though an action of this kind, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholders’ investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, we believe that these indemnification provisions are necessary to attract and retain qualified directors and officers.
Transfer Agent and Registrar
     StockTrans, Inc. is the transfer agent and registrar for our common stock.
Listing
     Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “PSYS.”

DESCRIPTION OF COMMON STOCK WARRANTS
     We may issue warrants for the purchase of common stock. Common stock warrants may be issued independently or together with any other securities pursuant to any prospectus supplement and may be attached to or separate from such securities. Each series of common stock warrants will be issued under a separate warrant agreement to be entered into between us and the warrant recipient or, if the recipients are numerous, a warrant agent identified in the applicable prospectus supplement. The warrant agent, if engaged, will act solely as our agent in connection with the common stock warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of common stock warrants. Further terms of the common stock warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.
     The applicable prospectus supplement will describe the terms of any common stock warrants in respect of which this prospectus is being delivered, including, where applicable, the following:
•	The title of such common stock warrants;

•	The aggregate number of such common stock warrants;

•	The price or prices at which such common stock warrants will be issued;

•	The designation, number and terms of the shares of common stock purchasable upon exercise of such common stock warrants;

•	The designation and terms of the other securities with which such common stock warrants are issued and the number of such common stock warrants issued with each such offered security;

•	The date, if any, on and after which such common stock warrants and the related common stock will be separately transferable;

•	The price at which each share of common stock purchasable upon exercise of such common stock warrants may be purchased;

•	The date on which the right to exercise such common stock warrants shall commence and the date on which such right shall expire;

•	The minimum or maximum amount of such common stock warrants that may be exercised at any one time;

•	Information with respect to book-entry procedures, if any;

•	A discussion of certain federal income tax considerations; and

•	Any other terms of such common stock warrants, including terms, procedures and limitations relating to the exchange and exercise of such common stock warrants.
You should review the section captioned “Description of Common Stock” for a general description of the common stock which would be acquired upon the exercise of the common stock warrants.

DESCRIPTION OF PREFERRED STOCK
General
     We are authorized to issue 1,186,530 shares of preferred stock and no shares of preferred stock are currently issued and outstanding. We previously authorized and issued series A convertible preferred stock to certain investors. All of the outstanding shares of series A preferred stock have been converted into shares of our common stock.
     The following description of preferred stock sets forth certain anticipated general terms and provisions of the preferred stock to which any prospectus supplement may relate. Certain other terms of any series of preferred stock (which terms may be different than those stated below) will be described in the prospectus supplement to which such series relates. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the prospectus supplement, our amended and restated certificate of incorporation (including the amendment describing the designations, rights, and preferences of each series of preferred stock) and our amended and restated bylaws.
     Subject to limitations prescribed by Delaware law and our amended and restated certificate of incorporation, the board of directors is authorized to fix the number of shares constituting each series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of directors or the duly authorized committee thereof. The preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights.
     The prospectus supplement relating to preferred stock will contain the specific terms, including:
•	The title and stated value of such preferred stock;

•	The number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;

•	The dividend rate(s), period(s) and or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

•	The date from which dividends on such preferred stock shall accumulate, if applicable;

•	The provision for a sinking fund, if any, for such preferred stock;

•	The provisions for redemption, if applicable, of such preferred stock;

•	Any listing of such preferred stock on any securities exchange;

•	The terms and conditions, if applicable, upon which such preferred stock will be convertible into common stock, including the conversion price (or manner of calculation thereof);

•	A discussion of certain federal income tax considerations applicable to such preferred stock;

•	The relative ranking and preferences of such preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up of its affairs;

•	Any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of affairs; and

•	Any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.
Rank
     Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:
•	Senior to all classes or series of common stock, and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up;

•	On a parity with all equity securities the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up; and

•	Junior to all equity securities the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up.
Dividends
     Holders of preferred stock of each series shall be entitled to receive, when, as and if declared by the board of directors, out of our assets legally available for payment, cash dividends (or dividends in kind or in other property if expressly permitted and described in the applicable prospectus supplement) at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend shall be payable to holders of record as they appear on our stock transfer books on such record dates as shall be fixed by the board of directors.
     Dividends on any series of preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the prospectus supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are non-cumulative, then the holders of such series of preferred stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.
     Unless otherwise specified in the applicable prospectus supplement, if any preferred stock of any series is outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of such series for any period unless full dividends (which include all unpaid dividends in the case of cumulative dividend preferred stock) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the preferred stock of such series.
     When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of such series, all dividends declared upon shares of preferred stock of such series and any other series of preferred stock ranking on a parity as to dividends with such preferred stock shall be declared pro rata among the holders of such series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of such series which may be in arrears.
     Until required dividends are paid, no dividends shall be declared or paid, or set aside for payment, and no other distribution shall be declared or made upon the common stock or any other capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation. In addition, no common stock or any other capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for other capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation).
     Any dividend payment made of a series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of preferred stock of such series which remains payable.
Redemption
     If so provided in the applicable prospectus supplement, any series of preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.
     The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of such preferred stock that we shall redeem in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. We may pay the redemption price in cash or other property, as specified in the prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of our issuance of capital stock, the terms of such preferred stock may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.
     So long as any dividends on any series of preferred stock ranking on a parity as to dividends and distributions of assets with such series of the preferred stock are in arrears, no shares of any such series of the preferred stock will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and we will not purchase or otherwise acquire any such shares. However, this will not prevent the purchase or acquisition of preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series and, unless the full cumulative dividends on all outstanding shares of any cumulative preferred stock of such series and any other stock of Psychiatric Solutions ranking on a parity with such series as to dividends and upon liquidation shall have been paid or contemporaneously are declared and paid for all past dividend periods, we shall not purchase or otherwise acquire directly or indirectly any preferred stock of such series (except by conversion into or exchange for stock ranking junior to the preferred stock of such series as to dividends and upon liquidation). However, this will not prevent the purchase or acquisition of such preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of such series.
     If we are to redeem fewer than all of the outstanding preferred stock of any series, we will determine the number of shares to be redeemed and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us that will not result in the issuance of any excess shares.
     We will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock of any series to be redeemed. If notice of redemption of any preferred stock has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such preferred stock, such preferred stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.
Liquidation Preference
     Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of common stock, or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all shares of other classes or series of capital stock ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the preferred stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
     If liquidating distributions shall have been made in full to all holders of preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.
Voting Rights
     Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.
     Any series of preferred stock may provide that, so long as any shares of such series remain outstanding, the holders of such series may vote as a separate class on certain specified matters, which may include changes in our capitalization, amendments to our amended and restated certificate of incorporation and mergers and dispositions.
     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.
     The provisions of a series of preferred stock may provide for additional rights, remedies, and privileges if dividends on such series are in arrears for specified periods, which rights and privileges will be described in the applicable prospectus supplement.
Conversion Rights
     The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into common stock will be set forth in the prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred stock.

DESCRIPTION OF DEBT SECURITIES
     We may issue debt securities under one or more trust indentures to be executed by us and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture (before any supplements) by reference to the Trust Indenture Act of 1939. The indentures will be qualified under the Trust Indenture Act.
     The following description sets forth certain anticipated general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the prospectus supplement relating thereto and the following description. Forms of the senior indenture (as discussed herein) and the subordinated indenture (as discussed herein) have been filed as exhibits to the registration statement of which this prospectus is a part.
General
     The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt (as defined in the applicable indenture). Senior securities and subordinated securities will be issued pursuant to separate indentures (respectively, a senior indenture and a subordinated indenture), in each case between us and a trustee.
     Except as set forth in the applicable indenture and described in a prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of directors or as established in the applicable indenture. All debt securities of one series need not be issued at the time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.
     The prospectus supplement relating to any series of debt securities being offered will contain the specific terms thereof, including, without limitation:
•	The title of such debt securities and whether such debt securities are senior securities or subordinated securities;

•	The aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

•	The percentage of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or the portion of the principal amount of such debt securities which is convertible into common stock or preferred stock (if applicable), or the method by which any such portion shall be determined;

•	If convertible, any applicable limitations on the ownership or transferability of the common stock or preferred stock into which such debt securities are convertible;

•	The date or dates, or the method for determining the date or dates, on which the principal of such debt securities will be payable;

•	The rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which such debt securities will bear interest, if any;

•	The date or dates, or the method for determining such date or dates, from which any interest will accrue, the interest payment dates on which any such interest will be payable, the regular record dates for such interest payment dates, or the method by which any such date shall be determined, the person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

•	The place or places where the principal of (and premium, if any) and interest, if any, on such debt securities will be payable, such debt securities may be surrendered for conversion or registration of transfer or exchange and notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

•	The period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities may be redeemed, as a whole or in part, at our option, if we have such an option;

•	Our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

•	If other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

•	Whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currencies) and the manner in which such amounts shall be determined;

•	Any additions to, modifications of or deletions from the terms of such debt securities with respect to the events of default or covenants set forth in the indenture;

•	Any provisions for collateral security for repayment of such debt securities;

•	Whether such debt securities will be issued in certificated and/or book-entry form;

•	Whether such debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

•	The applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

•	The terms, if any, upon which such debt securities may be convertible into our common stock or preferred stock and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

•	Whether and under what circumstances we will pay additional amounts as contemplated in the indenture on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment; and

•	Any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

     The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to these original issue discount securities will be described in the applicable prospectus supplement.
     The applicable indenture may contain provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.
Merger, Consolidation or Sale
     The applicable indenture will provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that:
•	Either we shall be the continuing corporation, or the successor corporation (if other than Psychiatric Solutions) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any), and interest on, all of the applicable debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

•	Immediately after giving effect to such transaction and treating any indebtedness which becomes our obligation or an obligation of one of our subsidiaries as a result thereof as having been incurred by us or such subsidiary at the time of such transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and

•	An officer’s certificate and legal opinion covering such conditions shall be delivered to the trustee.
Covenants
     The applicable indenture will contain covenants requiring us to take certain actions and prohibiting us from taking certain actions. The covenants with respect to any series of debt securities will be described in the prospectus supplement relating thereto.
Events of Default, Notice and Waiver
     Each indenture will describe specific “events of default” with respect to any series of debt securities issued thereunder. Such “events of default” are likely to include (with grace and cure periods):
•	Default in the payment of any installment of interest on any debt security of such series;

•	Default in the payment of principal of (or premium, if any, on) any debt security of such series at its maturity;

•	Default in making any required sinking fund payment for any debt security of such series;

•	Default in the performance or breach of any other covenant or warranty of Psychiatric Solutions contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series), continued for a specified period of days after written notice as provided in the applicable indenture;

•	Default in the payment of specified amounts of indebtedness of Psychiatric Solutions or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled; and

•	Certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Psychiatric Solutions or any of our significant subsidiaries or their property.
     If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amounts may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:
•	We shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•	All events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.
     Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default:
•	In the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

•	In respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.
     Each trustee will be required to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless such default shall have been cured or waived; provided, however, that such trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if specified responsible officers of such trustee consider such withholding to be in the interest of such holders.
     Each indenture will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such debt securities at the respective due dates thereof.

     Subject to provisions in each indenture relating to its duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under such indenture, unless such holders shall have offered to the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve such trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.
     Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.
Modification of the Indenture
     It is anticipated that modifications and amendments of an indenture may be made by us and the trustee, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture which are affected by the modification or amendment, provided that no such modification or amendment may, without the consent of each holder of such debt securities affected thereby:
•	Change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on any such debt security;

•	Reduce the principal amount of (or premium, if any) or the interest, if any, on any such debt security or the principal amount due upon acceleration of an original issue discount security;

•	Change the place or currency of payment of principal of (or premium, if any) or interest, if any, on any such debt security;

•	Impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security;

•	Reduce the above-stated percentage of holders of debt securities necessary to modify or amend the indenture; or

•	Modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.
     A record date may be set for any act of the holders with respect to consenting to any amendment.
     The holders of not less than a majority in principal amount of outstanding debt securities of each series affected thereby will have the right to waive our compliance with certain covenants in such indenture.
     Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action.
Redemption of Securities
     Debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.

     From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on such redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.
PLAN OF DISTRIBUTION
     We may sell the securities, and certain selling stockholders may sell shares of our common stock, to one or more underwriters for public offering and sale by them or may sell the securities to investors through agents or dealers. Any selling stockholder, underwriter, agent or dealer involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We also reserve the right to sell securities directly to investors in those jurisdictions where we are authorized to do so. The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.
     We and certain selling stockholders may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us or selling stockholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any underwriting compensation paid by us or selling stockholders to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement. If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we or selling stockholders may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Selling stockholders, underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Additionally, because selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, selling stockholders may be subject to the prospectus delivery requirements of the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us and selling stockholders to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us and the selling stockholders for certain expenses.
     Securities offered may be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such securities.
     If so indicated in an applicable prospectus supplement, we and certain selling stockholders may authorize dealers acting as an agent to solicit offers by institutions to purchase the securities from us or the selling stockholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount or offering price of the securities sold pursuant to delayed delivery contracts will not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be entered into include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to approval by us and the selling stockholders.
     The securities also may be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us or the selling stockholders will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with us and the selling stockholders to indemnification by us against certain liabilities, including liabilities under the Securities Act.
     We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
     Any selling stockholder may also resell all or a portion of his, her or its shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided he, she or it meets the criteria and conforms to the requirements of that rule, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part. Additionally, any selling stockholder may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with such selling stockholder. Any selling stockholder also may sell shares short and redeliver shares to close out such short positions. Any selling stockholder may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. Any selling stockholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our securities or the selling stockholder’s securities or in connection with the offering of other securities not covered by this prospectus.
     To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions, if commenced, may be discontinued by the underwriters at any time.
     One or more of the underwriters, dealers or agents, and/or one or more of their respective affiliates, may be a lender under our second amended and restated credit agreement and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates in the ordinary course of business.
     During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distributing from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.
LEGAL MATTERS
     Certain legal matters with respect to the validity of the securities being offered hereby will be passed upon for us by Waller Lansden Dortch & Davis, LLP. Any underwriters will be advised about other issues relating to any transaction by their own legal counsel.

EXPERTS
     The consolidated financial statements of Psychiatric Solutions, Inc. at December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005, appearing in Psychiatric Solutions, Inc.’s Current Report on Form 8-K, filed with the SEC on November 30, 2006, and Psychiatric Solutions, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon included therein, and incorporated herein by reference. Such financial statements and management’s assessment are, and audited financial statements and management’s assessments of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and management’s assessments (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
     The combined financial statements of Behavioral Healthcare Services at December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, appearing in our Current Report on Form 8-K, filed with the SEC on August 31, 2005, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the ability of Behavioral Healthcare Services to continue as a going concern as described in Note 1 to the combined financial statements), included therein, and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report of Ernst & Young LLP given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of those documents. You should rely only on the information contained and incorporated by reference in this prospectus.
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549 and at regional offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. In addition, our stock is listed for trading on the Nasdaq Global Select Market. You can read and copy reports and other information concerning us at the office of the National Association of Securities Dealers, Inc. located at 1735 K Street, Washington, D.C. 20006.
     We make available free of charge through our website, which you can find at www.psysolutions.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     We are “incorporating by reference” information we file with the SEC, which means:
•	Incorporated documents are considered part of this prospectus;

•	We can disclose important information to you by referring you to those documents; and

•	Information that we file later with the SEC automatically will update and supersede information contained in this prospectus.
     We are incorporating by reference the following documents, which we have previously filed with the SEC:

     (1) Combined Financial Statements of Behavioral Healthcare Services as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004 (incorporated by reference to our Current Report on Form 8-K, filed on August 31, 2005);
     (2) our Annual Report on Form 10-K for the year ended December 31, 2005;
     (3) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;
     (4) our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006;
     (5) our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006;
     (6) our Current Report on Form 8-K filed with the SEC on February 28, 2006;
     (7) our Current Report on Form 8-K filed with the SEC on March 7, 2006;
     (8) our Current Report on Form 8-K filed with the SEC on May 18, 2006;
     (9) our Current Report on Form 8-K filed with the SEC on May 31, 2006;
     (10) our Current Report on Form 8-K filed with the SEC on October 10, 2006;
     (11) our Current Report on Form 8-K filed with the SEC on October 31, 2006;
     (12) our Current Report on Form 8-K filed with the SEC on November 8, 2006;
     (13) our Current Report on Form 8-K filed with the SEC on November 30, 2006;
     (14) the portions of our Definitive Proxy Statement on Schedule 14A that are deemed “filed” with the SEC under the Exchange Act, filed on April 21, 2006;
     (15) our Registration Statement on Form 10, filed with the SEC on July 31, 1992, including all amendments or reports filed for the purpose of updating the description of our capital stock; and
     (16) any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offerings under this prospectus; provided that this prospectus will not incorporate any information we may furnish to the SEC under Item 2.02 or Item 7.01 of Form 8-K.
     Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     You can obtain copies of the documents incorporated by reference in this prospectus without charge through our website (www.psysolutions.com) as soon as reasonably practicable after we electronically file the material with the SEC, or by requesting them in writing or by telephone at the following address:
Psychiatric Solutions, Inc.
840 Crescent Centre Drive, Suite 460
Franklin, Tennessee 37067
Attention: Investor Relations
(615) 312-5700